Exhibit 10.5

PROMISSORY NOTE

$500,000	May 13, 2011

1.           FUNDAMENTAL PROVISIONS.

The following terms will be used as defined terms in this Note:

Payee and Holder:	754 2542 Canada Inc

Maker:	DNA Precious Metal, Inc.

Principal Amount:	$500,000.00

Maturity Dates:	May 31, 2014

Default Interest Rate:	5% per annum

Business Day:	Any day of the year other than Saturdays, Sundays, or legal holidays in the state of Nevada.

Loan:	The loan from Payee to Maker in the Principal Amount and evidenced by this Note.

2.           PROMISE TO PAY.

For value received, Maker, promises to pay to the order of Holder, the sum of $500,000 on the Maturity Date.

3.           PAYMENTS.

(a)           All payments due hereunder shall be made (i) without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Maker, and (ii) without any other set off.  Maker will pay the amounts necessary such that the Principal Amount received by the Holder hereof is not less than that required by this Note.

(b)           The Note shall be repaid in full no later than the Maturity Date.

c)            If any payment to be made by Maker hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

4.           PREPAYMENT.

  Maker shall have the right to prepay the amounts due on the Note, or any portion thereof, without premium or penalty.

5.           LAWFUL MONEY.

  All payments made under this Note are payable in lawful money of the United States of America.

6.           ADDITIONAL PAYMENTS.

  Following funding, Maker shall issue to Payee 1,000,000 (one million) shares  of the Company’s common stock (the “Shares”).  The Shares are being issued to the Payee pursuant to an exemption from registration pursuant Section 4(2) of the Securities Act of 1933.

7.              EVENT OF DEFAULT.

The occurrence of any of the following shall constitute an event of default (“Event of Default”):

(a)  Failure to Pay.  Maker fails to pay the Principal Amount on the Maturity Date.

(b)  Failure to Issue Shares.  The Maker shall fail to issue the Shares to the Payee.

(c)  Denominated Events.  The occurrence of any event expressly denominated as an Event of Default in this Note;

(d)  Failure to Perform.  Maker fails to perform or observe any material covenant, term or condition of this Note, or any other note or obligation issued or owing in respect to Payee and to be performed or observed by Maker, and such failure continues unremedied for a period of twenty (20)  days after written or facsimile notice from Payee to Maker of such failure; or

(e)  Petition By or Against Maker.  There is filed by or against Maker any petition or complaint with respect to its own financial condition under any state or federal bankruptcy law.

8.           REMEDIES.

(a)  Acceleration, Proceed Against Collateral.  Upon the occurrence of an Event of Default and for so long as such default is continuing:

(1)  The total amount of (i) of this Note and all other sums owing to Payee which are (x) then due and unpaid or (y) thereafter to become due and payable; and (ii) interest on the foregoing sums, at the rate of five percent  (5%) per annum from said occurrence until paid in full (the “Default Amount”) shall, at the option of Payee, become immediately due and payable upon written notice to the Maker; and

(2)  Payee may exercise any of the other remedies provided under applicable laws.

 (b) Cumulative Remedies; Waivers.  No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Payee at law or in equity.  No express or implied waiver by Payee of any default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent default or event of Default.  The failure or delay by Payee in exercising any rights granted it hereunder under any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies, and any single or partial exercise of any particular right by Payee shall not exhaust the same or constitute a waiver of any other right provided herein.

9.           WAIVER.

  The Holder hereof may extend the Maturity Date or the time for payment of any installment due hereunder.

10.         CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

  No provision of this Note may be changed, discharged, terminated, or waived except in writing signed by the party against whom enforcement of the change, discharge, termination or waiver is sought.  No failure on the part of the Holder hereof to exercise and no delay by the Holder hereof in exercising any right or remedy under this Note or under the law shall operate as a waiver thereof.

11.         COSTS.

  If this Note is not paid when due or if any Event of Default occurs, Maker promises to pay all costs of enforcement and collection and preparation thereof,  exclusive of any attorney fees.

12.          SEVERABILITY.

If any provision of this Note is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

13.           NUMBER AND GENDER.

In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa.

14.           HEADINGS.

Headings at the beginning of each numbered section of this Note are intended solely for convenience and are not part of this Note.

15.         CHOICE OF LAW.

This Note shall be governed by and construed in accordance with the laws of the State of Nevada.  In the event of any litigation, the parties agree to the jurisdiction of the courts located in the state of Nevada.

MAKER:	WITNESS:

DNA PRECIOUS METALS, INC.

/s/ James Chandik	/s/Jeff Bercovitch

BY: James Chandik	/s/Jeff Bercovitch

ITS: Chief Executive Officer